                                                                    EXHIBIT 5.01

                         [FENWICK & WEST LLP LETTERHEAD]

                                  May 28, 2002



Transmeta Corporation
3940 Freedom Circle
Santa Clara, California 95054

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 to be filed by Transmeta Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about the date hereof (the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,000,000 shares of the Company's Common Stock (the "STOCK") which are subject to issuance by the Company upon the exercise of stock purchase rights to be granted under the Company's 2000 Employee Stock Purchase Plan, as amended (the "2000 PURCHASE PLAN"). In rendering this opinion, we have examined the following:

        (1) the Company's Second Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on January 8, 2002.

        (2) the Company's Restated Bylaws, certified by the Company's Secretary on January 8, 2002.

        (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

        (4)    the Prospectus prepared in connection with the Registration
               Statement.

        (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of Transmeta Corporation, a California corporation ("TRANSMETA CALIFORNIA"), to which the Company is the successor, that are in our possession.

        (6) the stock records that the Company has provided to us (consisting of a certificate from the Company dated May 24, 2002, verifying the number of the Company's issued and outstanding shares of capital stock as of May 24, 2002, and a summary of options and warrants respecting the Company's capital stock and of any rights to purchase such capital stock, which was prepared by the Company and dated May 24, 2002, verifying the number of such issued and outstanding securities as of May 24, 2002).

        (7) a management certificate addressed to us, dated of even date herewith, and executed by the Company containing certain factual and other representations (the "MANAGEMENT CERTIFICATE").

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock, when issued, will be properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

        Based upon the foregoing, it is our opinion that the 4,000,000 shares of Stock that may be issued and sold by the Company upon the exercise of stock purchase rights to be granted under the 2000 Purchase Plan, when issued, sold, and delivered in accordance with such plan and agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof, and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                            Very truly yours,

                                            FENWICK & WEST LLP


                                            By: /s/ Mark A. Leahy
                                                ------------------------------
                                                Mark A. Leahy, a Partner


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